Exhibit 99.1

East West Bancorp, Inc. 135 N. Los Robles Ave., 7th Fl. Pasadena, CA 91101 Tel. 626.768.6000 Fax 626.817.8838
NEWS RELEASE

INVESTOR RELATIONS CONTACT:
Irene Oh
Chief Financial Officer
(626) 768-6360

EAST WEST BANCORP REPORTS NET INCOME FOR THIRD QUARTER OF 2014 OF $88.8 MILLION, UP 21% FROM PRIOR YEAR AND $0.62 PER DILUTED SHARE, UP 17% FROM PRIOR YEAR

Pasadena, CA – October 20, 2014 – East West Bancorp, Inc. (“East West” or the “Company”) (Nasdaq: EWBC), parent company of East West Bank, the financial bridge between the United States and Greater China, reported its financial results for the third quarter of 2014 today.  For the third quarter of 2014, net income was $88.8 million or $0.62 per diluted share.  The Company increased its third quarter net income by $15.6 million or 21% and earnings per diluted share by $0.09 or 17% from the prior year period.

“We are pleased with the financial results for the third quarter of 2014,” stated Dominic Ng, Chairman and Chief Executive Officer of East West.  “Our solid earnings for the third quarter of 2014 of $88.8 million or $0.62 per diluted share are a direct result of the strength of our balance sheet and our ability to originate loans and grow core deposits. Total loans have increased $4.0 billion or 23% from the prior year period to a record $21.2 billion as of September 30, 2014.  Further, total deposits increased to a record $23.8 billion, an increase of $3.5 billion or 17% from the prior year period.”

“Our strong and profitable balance sheet growth has resulted in net interest income of $225.4 million1 for the third quarter, an increase of $33.0 million or 17% from the prior year period. This is the sixth consecutive quarter we have achieved net interest income growth. Quarter after quarter, year after year, we have consistently achieved superior loan and core deposit growth, resulting in revenue growth. As the financial bridge between the East and the West, we have been able to win new customers, grow our profitability and capitalize on growth opportunities in our markets,” continued Ng.

“Further, I am pleased to report that we have been able to achieve our balance sheet growth while maintaining healthy credit performance, capital levels and operating efficiency.  Our strong financial, credit and operating performance has resulted in a return on assets of 1.25% and a return on equity of 12.80% for the third quarter of 2014,” continued Ng.

“With our financial results year to date, we are on track for 2014 to be the fifth consecutive year of record earnings for East West. We have proven our consistent ability to grow loans and core deposits organically, generate record earnings and maintain superior return on assets and return on equity ratios. I am pleased with what we have accomplished thus far and excited about the future growth opportunities for East West,” concluded Ng.

Quarterly Results Summary

($ in millions, except per share)	Quarter Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Net income	$88.76	$83.99	$73.16
Earnings per share (diluted)	$0.62	$0.58	$0.53
Tangible equity (1) per common share	$15.76	$15.28	$13.96

Return on average assets	1.25%	1.24%	1.22%
Return on average common equity	12.80%	12.56%	12.65%

Net interest income, adjusted (1)	$225.36	$218.35	$192.36
Net interest margin, adjusted (1)	3.41%	3.46%	3.44%
Cost of deposits	0.29%	0.28%	0.30%
Efficiency ratio (1)	51.42%	43.98%	43.84%

Third Quarter 2014 Highlights

●
Strong Earnings – For the third quarter of 2014, net income was $88.8 million or $0.62 per diluted share. Net income increased $4.8 million or 6% from the second quarter of 2014 and $15.6 million or 21% from the third quarter of 2013.  Earnings per diluted share increased $0.04 or 7% from the second quarter of 2014 and $0.09 or 17% from the third quarter of 2013. The Company purchased additional tax credit investments during the quarter that lowered its effective tax rate for the year to 17.50%, resulting in an income tax benefit of $13.6 million for the third quarter of 2014.

●
Strong Loan Growth – Total loans receivable (including covered and non-covered loans) increased to a record $21.2 billion as of September 30, 2014, an increase of $694.9 million or 3% from the end of the second quarter of 2014.  This increase was primarily due to a $1.1 billion increase in non-covered loans held for investment, resulting from growth in all non-covered loan categories. In particular, non-covered loan growth in the third quarter was driven by growth in commercial and industrial loans, single family and home equity consumer loans and commercial real estate loans.

●
Deposit Growth – Total deposits as of September 30, 2014 were a record $23.8 billion, an increase of $937.2 million or 4% from $22.9 billion as of June 30, 2014. During the third quarter of 2014, all core deposit categories increased, totaling a record $17.7 billion as of September 30, 2014. In particular, money market deposit accounts were up $458.8 million or 8% and noninterest demand deposits were up $380.4 million or 6% during the third quarter of 2014. As of September 30, 2014, total noninterest-bearing demand deposits reached a record of $7.3 billion or 31% of total deposits.

●
Strong Capital Levels – Capital levels for East West remain high. As of September 30, 2014, East West’s Tier 1 risk-based capital and total risk-based capital ratios were 10.9% and 12.5%, respectively, over $500 million greater than the well capitalized requirements of 6% and 10%, respectively.

●
Improvement in Nonperforming Assets Ratio – The nonperforming assets to total assets ratio improved by three basis points from 0.59% as of June 30, 2014 to 0.56% as of September 30, 2014, reflecting a decrease in nonperforming assets to $159.1 million as of September 30, 2014.

Management Guidance

The Company is providing guidance for the fourth quarter and full year of 2014. Management currently estimates that fully diluted earnings per share for the full year of 2014 will range from $2.37 to $2.39, an increase of $0.27 to $0.29 or 13% to 14% from $2.10 for the full year of 2013. This EPS guidance for the remainder of 2014 is based on an adjusted net interest margin of approximately 3.40%, total loan growth of approximately $400 million, provision for loan losses for non-covered loans of approximately $8 million, noninterest expense of approximately $140 million and an effective tax rate of 17.50%.  Management currently estimates that fully diluted earnings per share for the fourth quarter of 2014 will range from $0.63 to $0.65, based on the assumptions stated above.

Balance Sheet Summary

Total assets as of September 30, 2014 were $28.5 billion, an increase of $924.0 million or 3% from $27.6 billion as of June 30, 2014.  Correspondingly, average interest-earning assets increased $915.2 million or 4% from the second quarter of 2014 to $26.2 billion for the third quarter of 2014.  The increases in total assets and average interest-earning assets were largely attributable to an $847.3 million increase in average non-covered loan balances, partially offset by a $163.4 million decrease in average covered loan balances.

Year over year, total assets increased $4.0 billion or 16% from $24.5 billion as of September 30, 2013.  This increase was largely due to growth in the non-covered loan portfolio and the MetroCorp acquisition which closed in January of this year.

Total loans receivable as of September 30, 2014 was $21.2 billion, an increase of $694.9 million or 3% compared to $20.5 billion as of June 30, 2014. During the third quarter of 2014, the Company experienced strong growth in all non-covered loan categories. In particular, the increase in non-covered loans during the quarter was driven by originations in commercial and industrial loans, single family and home equity consumer loans and commercial real estate loans. This growth in non-covered loans was partially offset by the sale of approximately $300.0 million in non-covered loans and a $167.7 million decrease in covered loan balances.

Covered Loans

Covered loans, net of discount and allowance for loan losses as of September 30, 2014 totaled $1.6 billion, a decrease of $167.7 million or 9% from June 30, 2014.  The decrease in the covered loan portfolio was primarily due to payoffs and paydown activities.

The covered loan portfolio is comprised of loans acquired from the FDIC-assisted acquisitions of United Commercial Bank (“UCB”) and Washington First International Bank, which are covered under shared-loss agreements with the FDIC.  During the third quarter of 2014, in the noninterest income line item “Changes in FDIC indemnification asset and receivable/payable,” we recorded a reduction of $39.6 million, largely attributable to the continued payoffs and improved credit performance of the UCB portfolio, as compared to our original estimate.  Under the shared-loss agreements with the FDIC, East West Bank is required to pay the FDIC a calculated amount if specific thresholds of losses are not reached.  Included in the “Changes in FDIC indemnification asset and receivable/payable” noninterest income line item for the third quarter of 2014 is an expense of $6.3 million for this liability due to the continuing strong credit performance of the covered portfolios.  The net payable to the FDIC increased from $24.3 million as of June 30, 2014 to $64.5 million as of September 30, 2014, primarily due to the items discussed above.

Deposits and Other Liabilities

In the third quarter of 2014, we continued to execute our strategy to grow low-cost commercial deposits, while reducing our reliance on time deposits.  Total deposits as of September 30, 2014 reached a record $23.8 billion, an increase of $937.2 million from $22.9 billion as of June 30, 2014.  Core deposits totaled $17.7 billion as of September 30, 2014, an increase of $1.0 billion or 6% from June 30, 2014.  This increase in core deposits was mainly due to increases in money market deposits accounts of $458.8 million or 8% and noninterest-bearing demand accounts of $380.4 million or 6%. This growth in core deposits was partially offset by a $95.7 million or 2% decrease in time deposits.

Securities sold under repurchase agreements were $805.1 million as of September 30, 2014, a decrease from $1.0 billion as of June 30, 2014.  In the third quarter of 2014, the Company entered into a $200.0 million resale agreement, which was eligible for netting against an existing repurchase agreement with the same counterparty.

Third Quarter 2014 Operating Results

Net Interest Income

Net interest income adjusted for the net impact of covered loan activity and amortization of the FDIC indemnification asset, totaled $225.4 million1 for the third quarter of 2014, an increase of $7.0 million or 3% from the second quarter of 2014 and an increase of $33.0 million or 17% from the third quarter of 2013.  The core net interest margin for the third quarter of 2014 totaled 3.41%1, taking into consideration the net impact of $31.6 million to the FDIC indemnification asset due to covered loan activity and amortization of the FDIC indemnification asset.  This compared to a core net interest margin of 3.46%1 and 3.44%1, considering the net impact of $48.1 million and $61.9 million to the FDIC indemnification asset due to covered loan activity and amortization of the FDIC indemnification asset, for the second quarter of 2014 and third quarter of 2013, respectively.

The five basis point decrease in the core net interest margin for the third quarter in comparison to the second quarter of 2014 was largely due to excess liquidity from the deposit growth during the quarter being deployed in short duration assets, including due from banks and short-term investments, securities purchased under resale agreements and a decrease in the yield of investment securities available-for-sale.

Noninterest Income & Expense

Noninterest Income (Loss)
Noninterest income for the third quarter of 2014 was $10.3 million, compared to noninterest losses of $14.9 million and $41.4 million for the second quarter of 2014 and the third quarter of 2013, respectively.  The increase in noninterest income for the third quarter as compared to the prior quarter and the prior year period was largely due to a decrease in the reduction of the Changes in FDIC indemnification asset and receivable/payable line item in the third quarter of 2014.

Total fees and other operating income for the third quarter of 2014 totaled $35.6 million, an increase of $1.3 million or 4% from the second quarter of 2014 and $7.7 million or 28% from the third quarter of 2013. Also included in noninterest income for the third quarter of 2014 were net gains on sales of loans of $7.7 million, largely from the sale of government guaranteed student loans and net gains on sales of investment securities of $2.5 million. In addition, dividend and other investment income was $4.1 million in the third quarter, primarily resulting from a dividend from a Community Reinvestment Act investment.

The following table presents total fees and other operating income for the quarters ended September 30, 2014, June 30, 2014 and September 30, 2013:

	Quarter Ended
($ in thousands)	September 30, 2014	June 30, 2014	September 30, 2013

Branch fees	$9,515	$9,519	$8,123
Letters of credit fees and foreign exchange income	10,298	8,940	8,555
Ancillary loan fees	2,874	2,521	2,125
Other operating income	12,949	13,319	9,104
Total fees & other operating income	$35,636	$34,299	$27,907

Noninterest Expense
Noninterest expense for the third quarter of 2014 totaled $177.0 million, an increase of $49.1 million or 38% from the second quarter of 2014 and an increase of $76.6 million or 76% from the third quarter of 2013.  The increase in noninterest expense in the third quarter of 2014 compared to the prior quarter was largely due to an increase in amortization expense from new affordable housing partnerships and other tax credit investments entered into during the quarter and an increase in legal expenses.

Amortization of investments in affordable housing partnerships and other tax credit investments was $36.9 million for the third quarter of 2014, an increase of $24.1 million compared to the second quarter of 2014 and an increase of $32.2 million compared to the third quarter of 2013.  The Company purchased  tax credit investments resulting in increased amortization expense during the third quarter of 2014. As a result, the estimated effective tax rate for the full year 2014 decreased from the previously estimated 29.00% to 17.50%. Due to the change in the estimated effective tax rate for 2014 to 17.50%, the Company recorded a tax benefit of $13.6 million in the third quarter of 2014.

The increase in legal expense during the third quarter of 2014 was largely due to a litigation accrual of $28.8 million from an unfavorable jury verdict previously disclosed.  The verdict is not final and if the final judgment is not favorably decided, the Company will appeal.

The following table presents noninterest expense, excluding the impact of reimbursable amounts from the FDIC on covered assets, and integration and merger related expenses for the MetroCorp acquisition, for the quarters ended September 30, 2014, June 30, 2014 and September 30, 2013:

($ in thousands)	Quarter Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Total noninterest expense	$176,979	$127,899	$100,352
Less:
Amounts (payable to) reimbursable by the FDIC on covered assets (80% of actual expense amount)*	(1,502)	(1,580)	2,558
Integration and merger related expenses	—	1,811	—
Noninterest expense excluding amounts (payable to) reimbursable by the FDIC and integration and merger related expenses (1)	$178,481	$127,668	$97,794

*  Pursuant to the shared-loss agreements, the FDIC reimburses the Company 80% of eligible losses with respect to covered assets. The FDIC also shares in 80% of the recoveries or gains with respect to covered assets. During the three months ended September 30, 2014 and June 30, 2014, the Company had a net $1.5 million and $1.6 million, respectively, payable to the FDIC.

Noninterest expense excluding the impact of reimbursable amounts from the FDIC on covered assets and integration and merger related expenses related to the MetroCorp acquisition, increased $50.8 million or 40% on a sequential quarterly basis, primarily due to the increase in amortization of investments in affordable housing partnerships and other tax credit investments and litigation accrual mentioned above.  Integration and merger related expenses were mainly comprised of compensation and employee benefits, data processing, occupancy and equipment expenses.

Credit Quality

Non-covered Loans
Provision for loan losses for non-covered loans was $7.6 million for the third quarter of 2014. This compares to a provision for loan losses of $8.9 million for the second quarter of 2014 and $4.5 million for the third quarter of 2013. Net charge-offs totaled $5.4 million in the third quarter of 2014, compared to $7.3 million in the second quarter of 2014 and $334 thousand in the third quarter of 2013.

Nonperforming assets, excluding covered assets, as of September 30, 2014, totaled $159.1 million, a decrease from $161.4 million as of June 30, 2014 and an increase from $124.1 million as of September 30, 2013.  The nonperforming assets to total assets ratio remained low at 0.56% as of September 30, 2014 as compared to 0.59% and 0.51% as of June 30, 2014 and September 30, 2013, respectively.

The allowance for non-covered loan losses as of September 30, 2014 was $249.3 million or 1.29% of non-covered loans.  This compares to an allowance for non-covered loan losses of $246.5 million or 1.35% of non-covered loans as of June 30, 2014 and $234.2 million or 1.60% of non-covered loans at September 30, 2013.

For the third quarter of 2014, the Company recorded a $623 thousand provision reversal for unfunded commitments and letters of credit and a charge-off of $145 thousand. The allowance for unfunded commitments and letters of credit was $11.6 million as of September 30, 2014, compared to $12.3 million and $11.5 million as of June 30, 2014 and September 30, 2013, respectively.

Covered Loans
The allowance for covered loans as of September 30, 2014 was $3.9 million, compared to $4.9 million and $8.7 million as of June 30, 2014 and September 30, 2013, respectively.  During the third quarter of 2014, the Company recorded a provision for loan losses on covered loans of $7.7 million and net charge-offs of $8.6 million. As these loans are covered under FDIC shared-loss agreements, the Company records 80% of the charge-off amounts in noninterest income and as a net increase in FDIC receivable, resulting in a net impact to earnings of 20% of the charge-off amounts. The Company also shares 80% of any recovered amounts with the FDIC.

Capital Strength

($ in millions)
	September 30, 2014	Well Capitalized Regulatory Requirement	Total Excess Above Well Capitalized Requirement

Tier 1 leverage capital ratio	8.5%	5.0%	$959
Tier 1 risk-based capital ratio	10.9%	6.0%	1,049
Total risk-based capital ratio	12.5%	10.0%	528
Tangible equity to tangible assets ratio (1)	8.1%	N/A	N/A
Tangible equity to risk weighted assets ratio (1)	10.5%	N/A	N/A

Our capital ratios remain very strong. As of September 30, 2014, our Tier 1 leverage capital ratio totaled 8.5%, our Tier 1 risk-based capital ratio totaled 10.9% and our total risk-based capital ratio totaled 12.5%.

The Company is focused on active capital management and is committed to maintaining strong capital levels that exceed regulatory requirements while also supporting balance sheet growth and providing a strong return to our shareholders.

Dividend Payout and Capital Actions

East West’s Board of Directors has declared fourth quarter dividends for the common stock. The common stock cash dividend of $0.18 is payable on or about November 17, 2014 to shareholders of record on November 3, 2014.

Conference Call

East West will host a conference call to discuss third quarter 2014 earnings with the public on Tuesday, October 21, 2014 at 8:30 a.m. PDT/11:30 a.m. EDT.  The public and investment community are invited to listen as management discusses third quarter 2014 results and operating developments.  The following dial-in information is provided for participation in the conference call: Calls within the US – (877) 506-6399; Calls within Canada – (855) 669-9657; International calls – (412) 902-6699.  A listen-only live broadcast of the call also will be available on the investor relations page of the Company’s website at www.eastwestbank.com.

About East West

East West Bancorp is a publicly owned company with $28.5 billion in assets and is traded on the Nasdaq Global Select Market under the symbol “EWBC”. The Company’s wholly owned subsidiary, East West Bank, is one of the largest independent banks headquartered in California. East West is a premier bank focused exclusively on the United States and Greater China markets and operates over 130 locations worldwide, including in the United States markets of California, Georgia, Nevada, New York, Massachusetts, Texas and Washington.  In Greater China, East West’s presence includes a full service branch in Hong Kong and representative offices in Beijing, Chongqing, Shenzhen, Taipei and Xiamen. Through a wholly-owned subsidiary bank, East West’s presence in Greater China also includes full service branches in Shanghai and Shantou and a representative office in Guangzhou. For more information on East West Bancorp, visit the Company’s website at www.eastwestbank.com.

Forward-Looking Statements

Certain matters set forth herein (including any exhibits hereto) constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward looking statements may include, but are not limited to, the use of forward-looking language, such as “will likely result,” “may,” “are expected to,” “is anticipated,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties include, but are not limited to, our ability to achieve the projected synergies of the MetroCorp BancShares, Inc. acquisition; our ability to manage the loan portfolios acquired from Federal Deposit Insurance Corporation (FDIC)-assisted acquisitions within the limits of the loss protection provided by the FDIC; changes in our borrowers’ performance on loans; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation; changes in government interest rate policies; changes in laws or the regulatory environment; changes in the economy of and monetary policy in the People’s Republic of China; changes in critical accounting policies and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; changes in the equity and debt securities markets; changes in competitive pressures on financial institutions; the effect of additional provision for loan losses; the effect of government budget cuts and government shut down; fluctuations of our stock price; the success and timing of our business strategies; the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity; the impact of potential federal tax increases and spending cuts; the impact of adverse judgments or settlements in litigation against the Company; changes in our ability to receive dividends from our subsidiaries; and political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2013, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward-looking statements proves to be incorrect, East West’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. East West assumes no obligation to update such forward-looking statements.

1See reconciliation of the GAAP financial measure to the non-GAAP financial measure in the tables attached.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(unaudited)

	September 30, 2014	June 30, 2014	September 30, 2013
Assets
Cash and cash equivalents	$1,115,753	$1,246,044	$1,322,383
Short-term investments	336,419	286,130	293,092
Securities purchased under resale agreements	1,475,000	1,275,000	1,300,000
Investment securities	2,592,667	2,529,652	2,892,761
Non-covered loans (net of allowance for loan
losses of $249,268, $246,468 and $234,236)	19,336,766	18,476,575	14,571,096
Covered loans (net of allowance for loan losses of $3,910, $4,880
and $8,665)	1,636,399	1,803,090	2,359,504
Total loans receivable, net	20,973,165	20,279,665	16,930,600
Federal Home Loan Bank and Federal Reserve Bank stock	89,015	91,948	123,638
FDIC indemnification asset, net	—	—	145,034
Other real estate owned, net	33,337	42,458	20,184
Other real estate owned covered, net	7,433	24,779	26,940
Premiums on deposits acquired, net	47,792	50,389	49,153
Goodwill	458,467	458,467	337,438
Other assets	1,352,082	1,272,573	1,057,612
Total assets	$28,481,130	$27,557,105	$24,498,835

Liabilities and Stockholders' Equity
Deposits	$23,812,264	$22,875,089	$20,359,140
Federal Home Loan Bank advances	316,699	316,156	314,557
Securities sold under repurchase agreements	805,106	1,005,211	995,000
Long-term debt	230,790	235,732	187,178
Payable to FDIC, net	64,460	24,337	—
Accrued expenses and other liabilities	483,718	399,556	331,084
Total liabilities	25,713,037	24,856,081	22,186,959
Stockholders' equity	2,768,093	2,701,024	2,311,876
Total liabilities and stockholders' equity	$28,481,130	$27,557,105	$24,498,835
Book value per common share	$19.30	$18.84	$16.78
Tangible equity (1) per common share	$15.76	$15.28	$13.96
Number of common shares at period end	143,405	143,389	137,739

(1) See reconciliation of the GAAP financial measures to the non-GAAP financial measures in the tables that follow.

EAST WEST BANCORP, INC.
TOTAL LOANS AND DEPOSIT DETAIL
(In thousands)
(unaudited)

As of September 30, 2014	Non-covered	Covered	Total loans receivable
Loans receivable
Real estate - single family	$3,472,725	$232,171	$3,704,896
Real estate - multifamily	1,176,570	308,056	1,484,626
Real estate - commercial	5,463,209	703,741	6,166,950
Real estate - land and construction	486,141	46,973	533,114
Commercial	7,283,658	290,384	7,574,042
Consumer	1,469,253	58,984	1,528,237
Total loans receivable (1), excluding loans held for sale	19,351,556	1,640,309	20,991,865
Loans held for sale	239,649	—	239,649
Total loans receivable	19,591,205	1,640,309	21,231,514
Unearned fees, premiums and discounts	(5,171)	—	(5,171)
Allowance for loan losses	(249,268)	(3,910)	(253,178)
Net loans receivable	$19,336,766	$1,636,399	$20,973,165

	September 30, 2014	June 30, 2014	September 30, 2013
Loans receivable
Real estate - single family	$3,472,725	$3,316,581	$3,000,923
Real estate - multifamily	1,176,570	1,133,146	976,847
Real estate - commercial	5,463,209	5,358,710	4,128,494
Real estate - land and construction	486,141	439,593	234,118
Commercial	7,283,658	6,673,303	4,881,368
Consumer	1,469,253	1,356,435	1,377,438
Total non-covered loans receivable (1), excluding loans held for sale	19,351,556	18,277,768	14,599,188
Loans held for sale	239,649	450,864	232,309
Covered loans, net of discount (1)	1,640,309	1,807,970	2,368,169
Total loans receivable	21,231,514	20,536,602	17,199,666
Unearned fees, premiums and discounts	(5,171)	(5,589)	(26,165)
Allowance for loan losses on non-covered loans	(249,268)	(246,468)	(234,236)
Allowance for loan losses on covered loans	(3,910)	(4,880)	(8,665)
Net loans receivable	$20,973,165	$20,279,665	$16,930,600

Deposits
Noninterest-bearing demand	$7,270,385	$6,889,950	$5,757,341
Interest-bearing checking	2,309,983	2,210,514	1,631,722
Money market	6,491,736	6,032,922	5,403,677
Savings	1,604,290	1,510,088	1,656,045
Total core deposits	17,676,394	16,643,474	14,448,785
Time deposits	6,135,870	6,231,615	5,910,355
Total deposits	$23,812,264	$22,875,089	$20,359,140

(1) Includes loans net of ASC 310-30 discount.

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	Quarter Ended
	September 30, 2014	June 30, 2014	September 30, 2013

Interest and dividend income	$285,948	$294,442	$281,706
Interest expense	(28,974)	(27,992)	(27,456)
Net interest income before provision for loan losses	256,974	266,450	254,250
Provision for loan losses on non-covered loans	(7,556)	(8,944)	(4,535)
(Provision for) reversal of loan losses on covered loans	(7,669)	944	964
Net interest income after provision for loan losses	241,749	258,450	250,679
Noninterest income (loss)	10,342	(14,945)	(41,421)
Noninterest expense	(176,979)	(127,899)	(100,352)
Income before taxes	75,112	115,606	108,906
Income tax benefit (provision)	13,644	(31,618)	(35,749)
Net income	$88,756	$83,988	$73,157
Net income per share, basic	$0.62	$0.59	$0.53
Net income per share, diluted	$0.62	$0.58	$0.53
Shares used to compute per share net income:
- Basic	143,210	143,187	137,036
- Diluted	143,810	143,689	137,467

	Quarter Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Noninterest income (loss):
Branch fees	$9,515	$9,519	$8,123
Changes in FDIC indemnification asset and receivable/payable	(39,647)	(57,558)	(74,456)
Net gains on sales of loans	7,726	6,793	3,945
Letters of credit fees and foreign exchange income	10,298	8,940	8,555
Net gains on sales of investment securities	2,514	671	1,084
Ancillary loan fees	2,874	2,521	2,125
Dividend and other investment income	4,113	850	99
Other operating income	12,949	13,319	9,104
Total noninterest income (loss)	$10,342	$(14,945)	$(41,421)

Noninterest expense:
Compensation and employee benefits	$58,111	$55,081	$41,482
Occupancy and equipment expense	15,842	16,534	14,697
Loan related expenses (income)	1,127	(1,098)	2,752
Other real estate owned (income) expense	(1,422)	783	157
Deposit insurance premiums and regulatory assessments	5,247	5,812	4,191
Legal expense	32,500	9,104	9,001
Amortization of premiums on deposits acquired	2,597	2,624	2,347
Data processing	2,211	2,940	2,159
Consulting expense	2,982	2,328	1,264
Amortization of investments in affordable housing
partnerships and other tax credit investments	36,936	12,851	4,693
Other operating expense	20,848	20,940	17,609
Total noninterest expense	$176,979	$127,899	$100,352

EAST WEST BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	Year To Date
	September 30, 2014	September 30, 2013

Interest and dividend income	$866,563	$775,482
Interest expense	(85,173)	(84,297)
Net interest income before provision for loan losses	781,390	691,185
Provision for loan losses on non-covered loans	(24,454)	(12,050)
Provision for loan losses on covered loans	(5,704)	(4,848)
Net interest income after provision for loan losses	751,232	674,287
Noninterest loss	(19,519)	(55,874)
Noninterest expense	(429,305)	(291,127)
Income before taxes	302,408	327,286
Provision for income taxes	(52,923)	(108,023)
Net income	249,485	219,263
Preferred stock dividend	—	(3,428)
Net income available to common stockholders	$249,485	$215,835
Net income per share, basic	$1.74	$1.56
Net income per share, diluted	$1.74	$1.56
Shares used to compute per share net income:
- Basic	142,791	137,404
- Diluted	143,377	140,199

	Year To Date
	September 30, 2014	September 30, 2013
Noninterest income (loss):
Branch fees	$28,480	$23,896
Changes in FDIC indemnification asset and receivable/payable	(150,839)	(154,260)
Net gains on sales of loans	20,715	3,685
Letters of credit fees and foreign exchange income	26,094	25,028
Net gains on sales of investment securities	6,603	12,006
Ancillary loan fees	7,867	6,811
Dividend and other investment income	5,339	327
Other operating income	36,222	26,633
Total noninterest loss	$(19,519)	$(55,874)

Noninterest expense:
Compensation and employee benefits	$172,469	$129,239
Occupancy and equipment expense	48,227	42,211
Loan related expenses	2,604	9,909
Other real estate owned expense (income)	695	(2,015)
Deposit insurance premiums and regulatory assessments	16,761	11,848
Legal expense	45,403	18,912
Amortization of premiums on deposits acquired	7,721	7,131
Data processing	13,351	6,796
Consulting expense	6,359	2,721
Amortization of investments in affordable housing
partnerships and other tax credit investments	55,751	14,040
Other operating expense	59,964	50,335
Total noninterest expense	$429,305	$291,127

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
(In thousands)
(unaudited)

Average Balances	Quarter Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Non-covered loans
Real estate - single family	$3,392,077	$3,272,711	$2,770,596
Real estate - multifamily	1,157,088	1,121,258	958,955
Real estate - commercial	5,378,361	5,212,722	4,049,825
Real estate - land and construction	473,225	423,507	237,084
Commercial	6,892,203	6,375,743	4,804,096
Consumer	1,710,258	1,749,935	1,471,662
Total non-covered loans	19,003,212	18,155,876	14,292,218
Covered loans	1,711,498	1,874,927	2,424,111
Total loans receivable	20,714,710	20,030,803	16,716,329
Investment securities	2,504,603	2,486,303	2,759,586
Interest-earning assets	26,241,447	25,326,247	22,212,521
Total assets	28,091,499	27,131,412	23,881,108

Deposits
Noninterest-bearing demand	$7,008,748	$6,553,899	$5,414,856
Interest-bearing checking	2,285,227	2,139,537	1,564,649
Money market	6,066,941	6,035,120	5,242,517
Savings	1,808,212	1,495,295	1,607,983
Total core deposits	17,169,128	16,223,851	13,830,005
Time deposits	6,172,866	6,288,684	5,925,928
Total deposits	23,341,994	22,512,535	19,755,933
Interest-bearing liabilities	17,891,095	17,520,676	15,837,852
Stockholders' equity	2,750,509	2,681,281	2,294,204

Selected Ratios	Quarter Ended
	September 30, 2014	June 30, 2014	September 30, 2013
For The Period
Return on average assets	1.25%	1.24%	1.22%
Return on average common equity	12.80%	12.56%	12.65%
Interest rate spread	3.68%	4.02%	4.34%
Net interest margin	3.89%	4.22%	4.54%
Yield on earning assets	4.32%	4.66%	5.03%
Cost of deposits	0.29%	0.28%	0.30%
Cost of funds	0.46%	0.47%	0.51%
Noninterest expense/average assets (1)	1.94%	1.64%	1.55%
Efficiency ratio (2)	51.42%	43.98%	43.84%

(1)
Excludes the amortization of premiums on deposits acquired, amortization of investments in affordable housing partnerships and other tax credit investments, and integration and merger related expenses.

(2)
Represents noninterest expense, excluding the amortization of premiums on deposits acquired, amortization of investments in affordable housing partnerships and other tax credit investments, and integration and merger related expenses, divided by the aggregate of net interest income before provision for loan losses and noninterest income (loss).

EAST WEST BANCORP, INC.
SELECTED FINANCIAL INFORMATION
(In thousands)
(unaudited)

Average Balances	Year To Date
	September 30, 2014	September 30, 2013
Non-covered loans
Real estate - single family	$3,299,178	$2,492,078
Real estate - multifamily	1,111,849	926,470
Real estate - commercial	5,184,729	3,839,354
Real estate - land and construction	421,851	235,808
Commercial	6,350,596	4,498,693
Consumer	1,770,561	1,221,636
Total non-covered loans	18,138,764	13,214,039
Covered loans	1,892,532	2,635,267
Total loans receivable	20,031,296	15,849,306
Investment securities	2,522,671	2,658,900
Interest-earning assets	25,374,210	21,404,800
Total assets	27,190,818	23,155,582

Deposits
Noninterest-bearing demand	$6,564,682	$4,929,233
Interest-bearing checking	2,089,292	1,431,176
Money market	5,811,066	5,150,479
Savings	1,775,547	1,510,844
Total core deposits	16,240,587	13,021,732
Time deposits	6,241,386	5,995,527
Total deposits	22,481,973	19,017,259
Interest-bearing liabilities	17,525,071	15,550,970
Stockholders' equity	2,672,119	2,333,623

Selected Ratios	Year To Date
	September 30, 2014	September 30, 2013
For The Period
Return on average assets	1.23%	1.27%
Return on average common equity	12.48%	12.56%
Interest rate spread	3.92%	4.12%
Net interest margin	4.12%	4.32%
Yield on earning assets	4.57%	4.84%
Cost of deposits	0.29%	0.34%
Cost of funds	0.47%	0.55%
Noninterest expense/average assets (1)	1.74%	1.56%
Efficiency ratio (2)	46.39%	42.49%

(1)
Excludes the amortization of premiums on deposits acquired, amortization of investments in affordable housing partnerships and other tax credit investments, and integration and merger related expenses.

(2)
Represents noninterest expense, excluding the amortization of premiums on deposits acquired, amortization of investments in affordable housing partnerships and other tax credit investments, and integration and merger related expenses, divided by the aggregate of net interest income before provision for loan losses and noninterest income (loss).

EAST WEST BANCORP, INC.
QUARTER TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID
(In thousands)
(unaudited)

	Quarter Ended
	September 30, 2014			September 30, 2013
	Average			Average
	Volume	Interest	Yield (1)	Volume	Interest	Yield (1)

ASSETS
Interest-earning assets:
Due from banks and short-term investments	$1,540,364	$5,505	1.42%	$1,199,507	$4,276	1.41%
Securities purchased under resale agreements	1,391,304	5,344	1.52%	1,408,152	5,168	1.46%
Investment securities available-for-sale	2,504,603	11,364	1.80%	2,759,586	11,039	1.59%
Non-covered loans	19,003,212	201,757	4.21%	14,292,218	150,174	4.17%
Covered loans	1,711,498	60,501	14.02%	2,424,111	108,931	17.83%
Federal Home Loan Bank and Federal Reserve Bank stock	90,466	1,477	6.48%	128,947	2,118	6.52%
Total interest-earning assets	26,241,447	285,948	4.32%	22,212,521	281,706	5.03%

Noninterest-earning assets:
Cash and cash equivalents	314,490			272,459
Allowance for loan losses	(251,519)			(242,560)
Other assets	1,787,081			1,638,688
Total assets	$28,091,499			$23,881,108

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Checking accounts	$2,285,227	$1,500	0.26%	$1,564,649	$831	0.21%
Money market accounts	6,066,941	4,139	0.27%	5,242,517	3,604	0.27%
Savings deposits	1,808,212	745	0.16%	1,607,983	685	0.17%
Time deposits	6,172,866	10,774	0.69%	5,925,928	9,979	0.67%
Federal funds purchased and other borrowings	2,808	—	—	389	—	—
Federal Home Loan Bank advances	316,343	1,027	1.29%	314,207	1,049	1.32%
Securities sold under repurchase agreements	1,003,001	9,578	3.79%	995,000	10,323	4.12%
Long-term debt	235,697	1,211	2.04%	187,179	985	2.09%
Total interest-bearing liabilities	17,891,095	28,974	0.64%	15,837,852	27,456	0.69%

Noninterest-bearing liabilities:
Demand deposits	7,008,748			5,414,856
Other liabilities	441,147			334,196
Stockholders' equity	2,750,509			2,294,204
Total liabilities and stockholders' equity	$28,091,499			$23,881,108

Interest rate spread			3.68%			4.34%

Net interest income and net interest margin		$256,974	3.89%		$254,250	4.54%

Net interest income and net interest margin, adjusted (2)		$225,361	3.41%		$192,359	3.44%

(1)	Annualized.
(2)
 Amounts considering the net impact of covered loan activity and amortization of the FDIC indemnification asset of $31.6 million and $61.9 million for the three months ended September 30, 2014 and 2013, respectively.

EAST WEST BANCORP, INC.
YEAR TO DATE AVERAGE BALANCES, YIELDS AND RATES PAID
(In thousands)
(unaudited)

	Year To Date
	September 30, 2014			September 30, 2013
	Average			Average
	Volume	Interest	Yield (1)	Volume	Interest	Yield (1)

ASSETS
Interest-earning assets:
Due from banks and short-term investments	$1,398,701	$17,461	1.67%	$1,217,909	$12,844	1.41%
Securities purchased under resale agreements	1,321,429	14,756	1.49%	1,537,729	16,132	1.40%
Investment securities available-for-sale	2,522,671	36,130	1.91%	2,658,900	30,843	1.55%
Non-covered loans	18,138,764	573,429	4.23%	13,214,039	423,046	4.28%
Covered loans	1,892,532	219,884	15.53%	2,635,267	287,508	14.59%
Federal Home Loan Bank and Federal Reserve Bank stock	100,113	4,903	6.55%	140,956	5,109	4.85%
Total interest-earning assets	25,374,210	866,563	4.57%	21,404,800	775,482	4.84%

Noninterest-earning assets:
Cash and cash equivalents	310,314			296,503
Allowance for loan losses	(253,838)			(239,206)
Other assets	1,760,132			1,693,485
Total assets	$27,190,818			$23,155,582

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
Checking accounts	$2,089,292	$3,697	0.24%	$1,431,176	$2,596	0.24%
Money market accounts	5,811,066	11,734	0.27%	5,150,479	11,315	0.29%
Savings deposits	1,775,547	2,175	0.16%	1,510,844	2,241	0.20%
Time deposits	6,241,386	31,003	0.66%	5,995,527	31,539	0.70%
Federal funds purchased and other borrowings	1,082	—	—	233	—	—
Federal Home Loan Bank advances	360,848	3,087	1.14%	313,683	3,135	1.34%
Securities sold under repurchase agreements	1,005,759	29,845	3.97%	995,000	31,069	4.17%
Long-term debt	240,091	3,632	2.02%	154,028	2,402	2.08%
Total interest-bearing liabilities	17,525,071	85,173	0.65%	15,550,970	84,297	0.72%

Noninterest-bearing liabilities:
Demand deposits	6,564,682			4,929,233
Other liabilities	428,946			341,756
Stockholders' equity	2,672,119			2,333,623
Total liabilities and stockholders' equity	$27,190,818			$23,155,582

Interest rate spread			3.92%			4.12%

Net interest income and net interest margin		$781,390	4.12%		$691,185	4.32%

Net interest income and net interest margin, adjusted (2)		$652,677	3.44%		$569,149	3.56%

(1)	Annualized.
(2)
 Amounts considering the net impact of covered loan activity and amortization of the FDIC indemnification asset of $128.7 million and $122.0 million for the nine months ended September 30, 2014 and 2013, respectively.

EAST WEST BANCORP, INC.
QUARTERLY ALLOWANCE FOR LOAN LOSSES RECAP
(In thousands)
(unaudited)

		Quarter Ended
		9/30/2014	6/30/2014	9/30/2013
NON-COVERED LOANS
	Allowance for non-covered loans, beginning of period	$246,468	$245,618	$233,480
	Provision allocation for unfunded loan commitments and letters of credit	623	(829)	(3,445)
	Provision for loan losses on non-covered loans	7,556	8,944	4,535

	Net Charge-offs/(Recoveries):
	Residential	(87)	(2)	(37)
	Commercial real estate (1)	1,263	763	304
	Commercial	4,072	6,506	144
	Consumer	131	(2)	(77)
	Total net charge-offs	5,379	7,265	334
	Allowance for non-covered loans, end of period (2)	$249,268	$246,468	$234,236

COVERED LOANS
	Allowance for covered loans not accounted under ASC 310-30, beginning of period (3)	$3,692	$4,316	$7,100
	Provision for (reversal of) loan losses on covered loans not accounted under ASC 310-30	8,433	70	(772)
	Total net charge-offs	8,639	694	—
	Allowance for covered loans not accounted under ASC 310-30, end of period (3)	$3,486	$3,692	$6,328

	Allowance for covered loans accounted under ASC 310-30, beginning of period (4)	$1,188	$2,202	$2,529
	Reversal of loan losses on covered loans accounted under ASC 310-30	(764)	(1,014)	(192)
	Allowance for covered loans accounted under ASC 310-30, end of period (4)	$424	$1,188	$2,337
	Total allowance for covered loans, end of period	$3,910	$4,880	$8,665

UNFUNDED LOAN COMMITMENTS AND LETTERS OF CREDIT
	Allowance balance, beginning of period	$12,326	$11,497	$8,289
	(Reversal of) provision for unfunded loan commitments and letters of credit	(623)	829	3,445
	Total charge-offs	145	—	265
	Allowance balance, end of period	$11,558	$12,326	$11,469
	GRAND TOTAL, END OF PERIOD	$264,736	$263,674	$254,370

(1)	Includes a charge-off of $523 thousand related to a non-covered loan accounted for under ASC 310-30 for the three months ended June 30, 2014.
(2)	Includes an allowance of $290 thousand and $370 thousand related to non-covered loans accounted for under ASC 310-30 as of September 30, 2014 and June 30, 2014, respectively.
(3)
This allowance is related to subsequent drawdowns on commitments that were in existence as of the acquisition dates of WFIB and UCB and are covered under the shared-loss agreements with the FDIC. Allowance on these subsequent drawdowns is included as part of the allowance for loan losses.

(4)	This allowance is related to loans covered under the shared-loss agreements with the FDIC, accounted for under ASC 310-30.

EAST WEST BANCORP, INC.
QUARTERLY CREDIT QUALITY ANALYSIS
(In thousands)
(unaudited)

Non-Performing Assets, Excluding Covered Assets
	9/30/2014	6/30/2014	9/30/2013
Nonaccrual Loan Type
Real estate - single family	$10,738	$8,481	$9,100
Real estate - multifamily	24,800	25,498	29,121
Real estate - commercial	48,777	43,146	30,151
Real estate - land and construction	10,667	14,325	10,945
Commercial	26,920	23,973	22,790
Consumer	3,818	3,499	1,775
Total non-covered nonaccrual loans	125,720	118,922	103,882
Other real estate owned, net	33,337	42,458	20,184
Total non-performing assets, excluding covered assets	$159,057	$161,380	$124,066

Nonperforming assets to total assets (1)	0.56%	0.59%	0.51%
Allowance for loan losses on non-covered loans to total gross non-covered
loans held for investment at end of period	1.29%	1.35%	1.60%
Allowance for loan losses on non-covered loans and unfunded loan
commitments to total gross non-covered loans held for investment at end of period	1.35%	1.42%	1.68%
Allowance on non-covered loans to non-covered nonaccrual loans at end of period	198.27%	207.25%	225.48%
Nonaccrual loans to total loans (2)	0.59%	0.58%	0.60%
Net charge-offs on non-covered loans to average total non-covered loans (3)	0.11%	0.16%	0.01%

(1) Nonperforming assets exclude covered loans and covered REOs. Total assets include covered assets.
(2) Nonaccrual loans exclude covered loans. Total loans include covered loans.
(3) Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(unaudited)

The tangible equity to risk weighted assets and tangible equity to tangible assets ratios are non-GAAP disclosures. The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance. As the use of tangible equity to tangible assets ratio is more prevalent in the banking industry and with banking regulators and analysts, we have included the tangible equity to risk-weighted assets and tangible equity to tangible assets ratios.

As of
September 30, 2014
Stockholders' equity	$2,768,093
Less:
Goodwill and other intangible assets	(507,386)
Tangible equity	$2,260,707

Risk-weighted assets	21,494,668

Tangible equity to risk-weighted assets ratio	10.5%

As of
September 30, 2014
Total assets	$28,481,130
Less:
Goodwill and other intangible assets	(507,386)
Tangible assets	$27,973,744

Tangible equity to tangible assets ratio	8.1%

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands, except per share amounts)
(unaudited)

Net income per diluted share excluding integration and merger related expenses is a non-GAAP disclosure. The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance. These integration and merger expenses are non-core in nature. The Company believes that presenting net income per diluted share excluding integration and merger related expenses provides clarity to the users of financial statements and allows comparability to prior periods.

	Quarter Ended
	September 30, 2014	June 30, 2014	September 30, 2013

Net income per diluted share	$0.62	$0.58	$0.53

Integration and merger related expenses, net of tax	—	1,050	—
Shares used to compute diluted earnings per share	143,810	143,689	137,467
Integration and merger related expenses per diluted share	$—	$0.01	$—

Net income per diluted share excluding integration and merger related expenses	$0.62	$0.59	$0.53

	Year Ended
	September 30, 2014	September 30, 2013

Net income per diluted share	$1.74	$1.56

Integration and merger related expenses, net of tax	$7,184	$—
Shares used to compute diluted earnings per share	143,377	140,199
Integration and merger related expenses per diluted share	$0.05	$—

Net income per diluted share excluding integration and merger related expenses	$1.79	$1.56

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(unaudited)

Noninterest expense excluding amounts (payable to) reimbursable by the FDIC and integration and merger related expenses is a non-GAAP disclosure. The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance. Amounts (payable to) reimbursable by the FDIC, and integration and merger related expenses non-core in nature. The Company believes that presenting noninterest expense excluding such non-core items provides clarity to the users of financial statements regarding core noninterest expense amounts.

	Quarter Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Total noninterest expense	$176,979	$127,899	$100,352
Less:
Amounts (payable to) reimbursable by the FDIC on covered assets (80% of actual expense amount) (1)	(1,502)	(1,580)	2,558
Integration and merger related expenses	—	1,811	—
Noninterest expense excluding amounts (payable to) reimbursable by the FDIC and integration and merger related expenses	$178,481	$127,668	$97,794

	Year To Date
	September 30, 2014	September 30, 2013
Total noninterest expense	$429,305	$291,127
Less:
Amounts (payable to) reimbursable by the FDIC on covered assets (80% of actual expense amount) (1)	(1,067)	5,407
Integration and merger related expenses	12,387	—
Noninterest expense excluding amounts (payable to) reimbursable by the FDIC and integration and merger related expenses	$417,985	$285,720

(1)
Pursuant to the shared-loss agreements, the FDIC reimburses the Company 80% of eligible losses with respect to covered assets. The FDIC also shares in 80% of the recoveries or gains with respect to covered assets. During the three months ended September 30, 2014 and June 30, 2014, the Company had a net $1.5 million and $1.6 million, respectively, payable to the FDIC. During the nine months ended September 30, 2014, the Company had a net $1.1 million payable to the FDIC.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance. The efficiency ratio represents noninterest expense, excluding the amortization of premiums on deposits acquired, amortization of investments in affordable housing partnerships and other tax credit investments, and integration and merger related expenses, divided by the aggregate of net interest income before provision for loan losses and noninterest income (loss). The Company believes that presenting the efficiency ratio provides clarity to the users of financial statements regarding the ongoing performance of the Company and allows comparability to prior periods.

	Quarter Ended
	September 30, 2014	June 30, 2014	September 30, 2013
Total noninterest expense	$176,979	$127,899	$100,352
Less:
Integration and merger related expenses	—	(1,811)	—
Amortization of premiums on deposits acquired	(2,597)	(2,624)	(2,347)
Amortization of investments in affordable housing partnerships and other tax credit investments	(36,936)	(12,851)	(4,693)
Noninterest expense, as adjusted	$137,446	$110,613	$93,312

Net interest income before provision for loan losses	$256,974	$266,450	$254,250
Noninterest income (loss)	10,342	(14,945)	(41,421)
Net interest income and noninterest loss	$267,316	$251,505	$212,829

Efficiency Ratio	51.42%	43.98%	43.84%

	Year To Date
	September 30, 2014	September 30, 2013
Total noninterest expense	$429,305	$291,127
Less:
Integration and merger related expenses	(12,387)	—
Amortization of premiums on deposits acquired	(7,721)	(7,131)
Amortization of investments in affordable housing partnerships and other tax credit investments	(55,751)	(14,040)
Noninterest expense, as adjusted	$353,446	$269,956

Net interest income before provision for loan losses	$781,390	$691,185
Noninterest loss	(19,519)	(55,874)
Net interest income and noninterest loss excluding non-recurring items	$761,871	$635,311

Efficiency Ratio	46.39%	42.49%

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance. The net interest income on covered loans includes certain amounts that are non-core in nature. The Company believes that presenting the net interest income on covered loans considering such non-core items provides clarity to the users of financial statements regarding the covered loan yield and allows comparability to prior periods.

	Quarter Ended September 30, 2014
	Average Volume	Interest	Yield (1)
Covered loans	$1,711,498	$60,501	14.02%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(31,613)
Covered loans considering net impact of covered loan activity and
amortization of the FDIC indemnification asset		$28,888	6.70%

	Quarter Ended September 30, 2013
	Average Volume	Interest	Yield (1)
Covered loans	$2,424,111	$108,931	17.83%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(61,891)
Covered loans considering net impact of covered loan activity and
amortization of the FDIC indemnification asset		$47,040	7.70%

(1) Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance. The net interest income on covered loans includes certain amounts that are non-core in nature. The Company believes that presenting the net interest income on covered loans considering such non-core items provides clarity to the users of financial statements regarding the covered loan yield and allows comparability to prior periods.

	Year to Date September 30, 2014
	Average Volume	Interest	Yield (1)
Covered loans	$1,892,532	$219,884	15.53%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(128,713)
Covered loans considering the net impact of covered loan activity and
amortization of the FDIC indemnification asset		$91,171	6.44%

	Year to Date September 30, 2013
	Average Volume	Interest	Yield (1)
Covered loans	$2,635,267	$287,508	14.59%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(122,036)
Covered loans considering the net impact of covered loan activity and
amortization of the FDIC indemnification asset		$165,472	8.40%

(1) Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance. The net interest margin includes certain non-core items. The Company believes that presenting core net interest income and core net interest margin that considers non-core items, provides clarity to the users of financial statements regarding the ongoing performance of the Company and allows comparability to prior periods.

	Quarter Ended September 30, 2014
	Average Volume	Interest	Yield (1)
Total interest-earning assets	$26,241,447	$285,948	4.32%
Net interest income and net interest margin		256,974	3.89%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(31,613)
Adjusted net interest income and net interest margin, considering the
net impact of covered loan activity and amortization of the FDIC indemnification asset		$225,361	3.41%

	Quarter Ended June 30, 2014
	Average Volume	Interest	Yield (1)
Total interest-earning assets	$25,326,247	$294,442	4.66%
Net interest income and net interest margin		266,450	4.22%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(48,098)
Adjusted net interest income and net interest margin, considering the
net impact of covered loan activity and amortization of the FDIC indemnification asset		$218,352	3.46%

	Quarter Ended September 30, 2013
	Average Volume	Interest	Yield (1)
Total interest-earning assets	$22,212,521	$281,706	5.03%
Net interest income and net interest margin		254,250	4.54%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(61,891)
Adjusted net interest income and net interest margin, considering the
net impact of covered loan activity and amortization of the FDIC indemnification asset		$192,359	3.44%

(1) Annualized.

EAST WEST BANCORP, INC.
GAAP TO NON-GAAP RECONCILIATION
(In thousands)
(unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company's performance. The net interest margin includes certain non-core items. The Company believes that presenting core net interest income and core net interest margin that considers non-core items, provides clarity to the users of financial statements regarding the ongoing performance of the Company and allows comparability to prior periods.

	Year to Date September 30, 2014
	Average Volume	Interest	Yield (1)
Total interest-earning assets	$25,374,210	$866,563	4.57%
Net interest income and net interest margin		781,390	4.12%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(128,713)
Net interest income and net interest margin, considering the
net impact of covered loan activity and amortization of the FDIC indemnification asset		$652,677	3.44%

	Year to Date September 30, 2013
	Average Volume	Interest	Yield (1)
Total interest-earning assets	$21,404,800	$775,482	4.84%
Net interest income and net interest margin		691,185	4.32%
Less net impact of covered loan activity and amortization of
the FDIC indemnification asset		(122,036)
Net interest income and net interest margin, considering the
net impact of covered loan activity and amortization of the FDIC indemnification asset		$569,149	3.56%

(1) Annualized.